UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2004

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results Of Operations And Financial Condition.

     On October 26, 2004, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the third quarter 2004 and updating its outlook for full year 2004. A copy of the press release is furnished as Exhibit 99.1 hereto.

     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on October 26, 2004. By press releases dated October 8, 2004 and October 22, 2004, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and 2004 outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1	Goodrich Corporation Press Release dated October 26, 2004 titled “Goodrich Announces Third Quarter 2004 Results, Increases Outlook for Full Year 2004”.
Exhibit 99.2	Goodrich Corporation written presentation dated October 26, 2004 titled “Goodrich Third Quarter 2004 Performance Review”.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: October 26, 2004	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Vice President and Controller

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EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation Press Release dated October 26, 2004 titled “Goodrich Announces Third Quarter 2004 Results, Increases Outlook for Full Year 2004”.
Exhibit 99.2	Goodrich Corporation written presentation dated October 26, 2004 titled “Goodrich Third Quarter 2004 Performance Review”.

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